ARTICLES OF INCORPORATION OF

                               DBDH INTERNET INC.


     The undersigned, for the purpose of forming a corpora-tion under the Washington Business Corporation Act, hereby adopts the following Articles of Incorporation.

                                    ARTICLE I

     The  name  of  the  corporation  is  "DBDH  Internet  Inc.".

                                   ARTICLE II

     2.1.     AUTHORIZED  CAPITAL

     The total number of shares that this corporation is authorized to issue is 120,000,000, consisting of 100,000,000 shares of Common Stock having a par value of $0.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.0001 per share. The Common Stock is subject to the rights and preferences of the Preferred Stock as set forth below.

     2.2.     ISSUANCE  OF  PREFERRED  STOCK  BY  CLASS  AND  IN  SERIES

     The Preferred Stock may be issued from time to time in one or more classes and one or more series within such classes in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for its issuance, prior to the issuance of any shares. The Board of Directors shall have the authority to fix and determine and to amend the designation, preferences, limitations and relative rights of the shares (including, without limitation, such matters as dividends, redemption, liquidation, conversion and voting) of any class or series that is wholly unissued or to be established. Unless otherwise specifically provided in the resolution establishing any class or series, the Board of Directors shall

Articles of Incorporation
DBDH Internet Inc.


further have the authority, after the issuance of shares of a class or series whose number it has designated, to amend the resolution establishing such class or series to decrease the number of shares of that class or series, but not below the number of shares of such class or series then outstanding.

                                   ARTICLE III

     The purpose of this corporation is to engage in any business, trade or activity that may lawfully be conducted by a corporation organized under the Washington Business Corporation Act and to engage in any and all such activities as are incidental or conducive to the attainment of the foregoing purpose or purposes.

                                   ARTICLE IV

     No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                                    ARTICLE V

     The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                                   ARTICLE VI

     6.1.     NUMBER  OF  DIRECTORS

     The Board of Directors shall be composed of not less than one nor more than six Directors. Except with respect to the initial Director, the specific number of Directors shall be set by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The number of Directors of this corporation may be increased or decreased from time to time

Articles of Incorporation
DBDH Internet Inc.


in the manner provided herein, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

     6.2.     CLASSIFICATION  OF  DIRECTORS

     The Directors shall be divided into three classes, with each class to be as nearly equal in number as possible, as specified by resolution of the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office. The term of office of Directors of the first class shall expire at the first annual meeting of shareholders after their election. The term of office of Directors of the second class shall expire at the second annual meeting after their election. The term of office of Directors of the third class shall expire at the third annual meeting after their election. At each annual meeting after such classification, a number of Directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting. Absent his or her death, resignation or removal, a Director shall continue to serve despite the expiration of the Director's term until his or her successor shall have been elected and qualified or until there is a decrease in the number of Directors.

     6.3.     REMOVAL  OF  DIRECTORS

     The shareholders may remove one or more Directors with or without cause, but only at a special meeting called for the purpose of removing the Director or Directors, and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the Director or Directors.

Articles of Incorporation
DBDH Internet Inc.


     6.4.     VACANCIES  ON  BOARD  OF  DIRECTORS

     If a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of Directors, the Board of Directors may fill the vacancy, or, if the Directors in office constitute fewer than a quorum of the Board of Directors, they may fill the vacancy by the affirmative vote of a majority of all the Directors in office. The shareholders may fill a vacancy only if there are no Directors in office.

     6.5.     INITIAL  BOARD  OF  DIRECTORS

     The initial Board of Directors shall consist of one Director, who shall be in the first class of Directors, and the name and address of the person who shall serve as such Director until the first annual meeting of shareholders or until his successor is elected and qualified is:

             Donald B. Bosch                  56 Principe de Paz
                                              Santa Fe, NM 87505

                                   ARTICLE VII

     This corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by the Washington Business Corporation Act, and the rights of the shareholders of this corporation are granted subject to this reservation.

                                  ARTICLE VIII

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws of this corporation and to adopt new Bylaws.

Articles of Incorporation
DBDH Internet Inc.


                                   ARTICLE IX

     9.1.     SHAREHOLDER  ACTIONS

     Any action required or permitted to be taken at a shareholders meeting may be taken without a meeting or a vote if either:

          (a) the action is taken by written consent of all shareholders entitled to vote on the action; or

          (b) so long as this corporation is not a public company, the action is taken by written consent of shareholders holding of record, or otherwise entitled to vote, in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted.

          To the extent that the Washington Business Corporation Act requires prior notice of any such action to be given to nonconsenting or nonvoting shareholders, such notice shall be made prior to the date on which the action becomes effective, as required by the Washington Business Corporation Act. The form of the notice shall be sufficient to apprise the nonconsenting or nonvoting shareholder of the nature of the action to be effected, in a manner approved by the Directors of this corporation or by the committee or officers to whom the Board of Directors has delegated that responsibility.

Articles of Incorporation
DBDH Internet Inc.


     9.2.     NUMBER  OF  VOTES  NECESSARY  TO  APPROVE  ACTIONS

     Whenever the Washington Business Corporation Act permits a corporation's articles of incorporation to specify that a lesser number of shares than would otherwise be required shall suffice to approve an action by shareholders, these Articles of Incorporation hereby specify that the number of shares required to approve such an action shall be such lesser number.

     9.3.     SPECIAL  MEETINGS  OF  SHAREHOLDERS

     So long as this corporation is a public company, special meetings of the shareholders of the corporation for any purpose may be called at any time by the Board of Directors or, if the Directors in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the Directors in office, but such special meetings may not be called by any other person or persons.

     9.4.     QUORUM  FOR  MEETINGS  OF  SHAREHOLDERS.

     Except with respect to any greater requirement contained in these Articles of Incorporation or the Washington Business Corporation Act, one-third of the votes entitled to be cast on a matter by the holders of shares that, pursuant to the Articles of Incorporation or the Washington Business Corporation Act, are entitled to vote and be counted collectively upon such matter, represented in person or by proxy, shall constitute a quorum of such shares at a meeting of shareholders.

                                    ARTICLE X

     To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for

Articles of Incorporation
DBDH Internet Inc.


conduct as a Director. Any amendments to or repeal of this Article X shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

                                   ARTICLE XI

     11.1.     INDEMNIFICATION.

     The corporation shall indemnify its directors to the full extent permitted by the Washington Business Corporation Act now or hereafter in force. However, such indemnity shall not apply on account of: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) conduct of the director finally adjudged to be in violation of RCW 23B.08.310; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled. The corporation shall advance expenses for such persons pursuant to the terms set forth in the Bylaws, or in a separate Board resolution or contract.

     11.2.     AUTHORIZATION.

     The Board of Directors may take such action as is necessary to carry out these indemnification and expense advancement provisions. It is expressly empowered to adopt, approve, and amend from time to time such Bylaws, resolutions, contracts, or further indemnification and expense advancement arrangements as may be permitted by law, implementing these provisions. Such Bylaws, resolutions, contracts or further arrangements shall include but not be limited to implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made.

Articles of Incorporation
DBDH Internet Inc.


     11.3.     EFFECT  OF  AMENDMENT.

     No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                                   ARTICLE XII

     The name and address of the incorporator is:

                   Vicki E. Orrico           Ogden Murphy Wallace, P.L.L.C.
                                             1601 Fifth Ave., Suite 2100
                                             Seattle, WA 98101-1686


The incorporator's authority on behalf of this corporation is limited to forming it by the filing of these Articles of Incorporation, and the incorporator has no further power or authority on behalf of the corporation, express or implied, by virtue of being the incorporator.

                                  ARTICLE XIII

     The street address of the initial registered office of the corporation is Ogden Murphy Wallace, P.L.L.C., 1601 Fifth Ave., Suite 2100, Seattle, Washington 98101-1686. The name of its initial registered agent at that address is Vicki
E.  Orrico.

                                   ARTICLE XIV

     These  Articles  of  Incorporation  shall  become  effective  upon  filing.

Articles of Incorporation
DBDH Internet Inc.


     IN WITNESS WHEREOF, the incorporator has signed these Articles of Incorporation this 9th day of May, 2000.
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                                            /S/  Vicki E. Orrico
                                            ---------------------------------
                                            Vicki  E.  Orrico
                                            Incorporator

              CONSENT  TO  APPOINTMENT  AS  REGISTERED  AGENT
              -----------------------------------------------


     The undersigned, having been appointed as registered agent of DBDH Internet Inc., does hereby consent to such appointment and agrees to serve as registered agent for the corporation.

     DATED  this  9th  day  of  May,  2000.
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                                              OGDEN  MURPHY  WALLACE,  P.L.L.C.



                                               /S/  Vicki E. Orrico
                                               ---------------------------------
                                               Vicki E. Orrico, Registered Agent


Address  of  Registered  Agent:

Ogden  Murphy  Wallace,  P.L.L.C.
1601  Fifth  Ave.,  Suite  2100
Seattle,  WA  98101-1686